UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2007

PURE BIOFUELS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9440 Little Santa Monica Blvd., Suite 401 Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

1-310-402-5916
(Registrant's telephone number, including area code)

N/A

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2007, pursuant to an agreement signed on Febrary 6, 2007, Pure Biofeuls Corp. (the “Company”), Luis Goyzueta, David Clifton, Hiroshi Dejaeghere and Joy Clifton (Messrs. Goyzueta, Clifton, Dejaeghere and Clifton, together, the “Transferring Shareholders”) have entered into an escrow agreement with US. Bank National Association (the “Escrow Agent”), and ARC Investment Partners, LLC, (“ARC”), Tapirdo Enterprises, LLC, (“Tapirdo”), and SGM Capital, LLC, (“SGM”), pursuant to which the Transferring Shareholders will transfer (i) 3,000,000 shares of the Company’s common stock to ARC (ii) 2,000,000 shares of the Company’s common stock to Tapirdo and (iii) 1,000,000 shares of the Company’s common stock to SGM (collectively, the “Shares”) upon the Company entering into a financing transaction or series of transactions pursuant to which the Company plans to raise gross proceeds of at least $7.5 million.

On April 19, 2007, we closed a $3.0 million financing entitling ARC, Tapirdo and SGM to their respective portions of 40% of the Shares. However, to date, the Escrow Agent has not effected the transfer of such Shares.

The Escrow Agent will hold the Shares in escrow and will deliver the Shares on or before August 30, 2007 to ARC, Tapirdo and SGM, accordingly, or will deliver the Shares back to the Transferring Shareholders, subject to the terms and conditions of the escrow agreement. Adam Roseman, the Company’s chairman of the board, is the founder and chief executive officer of ARC and a managing director of Tapirdo, and Steven Magami, the Company’s president, is a partner of ARC and a managing member of SGM. Luis Goyzueta is the chief executive officer and a director of the Company.

Section 5 - Corporate Governance and Management

Item 5.02(e) - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2007, the Company entered into an employment agreement (the “Employment Agreement”) with Steven Magami, the Company’s president. The Employment Agreement provides for, among other things, a salary of $100,000 per year effective as of May 11 2007, the date Mr. Magami became president, plus a bonus in the amount of up to 150% of the salary subject to the Company’s board of directors approval, and a one year term renewable automatically each year for successive one year terms. The Employment Agreement acknowledges that Mr. Magami has been accruing the $100,000 per year salary since February 6, 2007, the date he became a director of the Company.

If the Company terminates Mr. Magami without cause, other than due to death, permanent disability or nonrenewal of the Employment Agreement, Mr. Magami shall receive payment equivalent to his salary for one year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOFUELS CORP.

Date: June 28, 2007	By:	/s/ Luis Goyzueta
Luis Goyzueta, CEO